Exhibit 99.1

Contact:

Rush Enterprises, Inc., New Braunfels

Steven L. Keller, 830-302-5226

RUSH ENTERPRISES, INC. REPORTS SECOND QUARTER 2026 RESULTS,
ANNOUNCES THREE-FOR-TWO STOCK SPLIT AND $0.14 PER SHARE DIVIDEND (POST-STOCK SPLIT)

●	Revenues of $1.9 billion, net income of $72.8 million
●	Earnings per diluted share of $0.91
●	Absorption ratio 130.8%
●	Board declares three-for-two stock split with respect to both Class A and Class B common stock
●	Board declares a post-stock split cash dividend of $0.14 per share of Class A and Class B common stock, representing a 10.5% increase
●	Company announces acquisitions expanding network and signing joint venture agreement with MCT Companies, a Carrier Transicold dealer

NEW BRAUNFELS, Texas, July 28, 2026 — Rush Enterprises, Inc. (Nasdaq: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that for the quarter ended June 30, 2026, the Company achieved revenues of $1.900 billion and net income of $72.8 million, or $0.91 per diluted share, compared with revenues of $1.931 billion and net income of $72.4 million, or $0.90 per diluted share, in the quarter ended June 30, 2025.

The Company’s Board of Directors declared a three-for-two stock split with respect to both the Company’s Class A and Class B common stock. The stock split will be effected in the form of a stock dividend payable on August 31, 2026, to shareholders of record as of August 11, 2026. Holders of the Company’s common stock will receive one additional share for each two shares of common stock held as of the record date. The stock split will increase the number of outstanding shares of Class A common stock from approximately 61,142,458 to approximately 91,713,687 and will increase the number of outstanding shares of Class B common stock from approximately 16,677,344 to approximately 25,016,016. Additionally, the Company’s Board of Directors declared a cash dividend of $0.14 per share of Class A and Class B common stock, to be paid on September 24, 2026, to all shareholders of record as of September 9, 2026. “We remain dedicated to returning capital to our shareholders, and we are pleased to announce a post-stock split cash dividend of $0.14 per share. After the stock split, this represents a 10.5% increase in the quarterly cash dividend paid to our shareholders compared to the prior quarterly dividend and is our tenth increase since we announced our intent to begin paying a quarterly cash dividend in July 2018 as part of our capital allocation strategy,” said W.M. “Rusty” Rush, Chairman, Chief Executive Officer and President of Rush Enterprises, Inc.

“I am proud of the results our team delivered during the second quarter. As I mentioned at the end of April, we believe the first quarter represented the trough of the extended industry downcycle, and during the second quarter we continued to see signs of gradual improvement in market conditions. While the recovery remains in its early stages, improving freight rates, improving customer sentiment, increased commercial vehicle quoting activity and significantly higher order intake all contributed to better business conditions as the quarter progressed,” said Rush.

“Our diversified business model once again demonstrated its resilience while our team's ability to execute allowed us to capitalize on improving market conditions, meet our customers’ growing demand and deliver solid financial results. Orders for new commercial vehicles increased significantly as the quarter progressed and used truck sales remained strong. Although we expect the recovery to be gradual, we are encouraged by increased order activity, strengthening market fundamentals and improved customer confidence, all of which we believe position Rush Enterprises for a strong second half of the year. We will continue to focus on our long-term strategic initiatives and disciplined expense management while also delivering exceptional service to our customers,” Rush continued.

Strategic Growth and Expansion

During the second quarter, the Company completed its acquisition of five Peterbilt dealerships in Baton Rouge, Houma, Lafayette, Lake Charles and New Orleans, Louisiana, expanding the Rush Truck Centers network and strengthening its presence throughout the Gulf Coast region. The Company also expanded its Canadian operations through the acquisition of five commercial vehicle dealerships in southwestern Ontario, further enhancing its ability to serve customers in one of Canada's largest transportation markets.

On July 23, the Company announced that it signed an agreement to form a 50 percent-owned joint venture with MCT Companies, one of the largest Carrier Transicold dealer groups in the United States. Subject to customary closing conditions, the parties expect the transaction to close during the third quarter of 2026. Following the closing, the joint venture will operate MCT Companies' network of 17 Carrier Transicold full-service dealerships and 3 mobile service locations strategically located across the refrigerated freight market in California, Nebraska, Kansas, North Carolina, South Carolina and Virginia, establishing Rush Enterprises’ presence in the refrigerated transportation segment through its investment in the joint venture and complementing its core commercial vehicle dealership operations.

"We continue to search for and invest in opportunities that strengthen Rush Enterprises and advance our long-term growth strategy," Rush stated. "Completing our Louisiana acquisition, expanding our presence in Canada and announcing our planned joint venture with MCT Companies represent important steps in our strategy. Together, these initiatives broaden our geographic reach, expand the range of solutions we provide our customers and demonstrate our ability to execute on our strategy of enhancing our growth opportunities by acquiring or investing in businesses that are adjacent to the commercial vehicle industry, positioning us to deliver greater value to both customers and shareholders over the long term," Rush continued.

Aftermarket Products and Services

Aftermarket products and services accounted for approximately 64.0% of the Company’s total gross profit in the second quarter of 2026, with parts, service and collision center revenues totaling $645.7 million, up 1.5% compared to the second quarter of 2025. The Company achieved a quarterly absorption ratio of 130.8% in the second quarter of 2026, compared to 135.5% in the second quarter of 2025.

“Demand for parts and services improved gradually as the quarter progressed, particularly among over-the-road fleets, reflecting healthier freight markets, improving fleet sentiment and the gradual return of maintenance activity as more miles are driven,” Rush said. “While the aftermarket recovery is trailing the improvement we are seeing in commercial vehicle sales and quoting activity, we are encouraged by the positive momentum in our aftermarket business and believe those trends signal continued improvement throughout the remainder of the year,” he continued.

“Looking ahead, we expect our aftermarket business to continue improving as fleet utilization increases and new commercial vehicle deliveries accelerate, which historically has generated additional service and parts opportunities as customers upfit new vehicles and prepare to sell the commercial vehicles they are replacing,” Rush stated. “We remain focused on operational efficiency, increasing our managed and national accounts, and delivering exceptional service to our customers. We believe our aftermarket business is well positioned to benefit as commercial vehicle market conditions continue to strengthen,” he added.

Commercial Vehicle Sales

New U.S. Class 8 retail truck sales totaled 54,718 units in the second quarter of 2026, down 6.7% compared to the second quarter of 2025, according to ACT Research. The Company sold 3,172 new Class 8 trucks in the U.S. during the second quarter, a decrease of 0.2% compared to the same time period in 2025, and accounted for 5.8% of the new U.S. Class 8 truck market. ACT Research forecasts U.S. retail sales of new Class 8 trucks to total 228,800 units in 2026, a 7.6% increase compared to 2025. The Company sold 117 new Class 8 trucks in Canada during the second quarter of 2026 and accounted for 1.8% of the new Canadian Class 8 truck market.

“Industry-wide retail sales of new Class 8 trucks remained below normal replacement levels during the second quarter, but we were pleased with our performance given the challenging business environment,” said Rush. “Our ability to maintain essentially flat Class 8 truck sales while the broader market declined compared to the second quarter of 2025 allowed us to increase market share. We believe our performance reflects the strength of our customer relationships, our diversified customer base and our disciplined approach to inventory management. More importantly, customer quoting activity and order intake improved significantly as the quarter progressed, reinforcing our belief that the recovery we anticipated earlier this year is beginning to take shape,” he continued.

“Looking ahead, we believe the second half of 2026 will be considerably stronger than the first half of the year with respect to Class 8 truck sales,” Rush stated. “Improving freight rates, stronger fleet profitability and increasing customer confidence are supporting higher quoting activity and order intake, and we continue to see customers planning equipment purchases ahead of the 2027 emissions regulations. While we expect the industry's overall recovery to remain gradual, we believe Rush Enterprises is well positioned to capitalize on improving Class 8 demand throughout the remainder of the year,” he explained.

New U.S. Class 4-7 retail commercial vehicle sales totaled 55,284 units in the second quarter of 2026, a decrease of 5.0% compared to the second quarter of 2025, according to ACT Research. The Company sold 3,165 new Class 4-7 medium-duty commercial vehicles in the U.S. during the quarter, a decrease of 12.7% compared to the second quarter of 2025, and accounted for 5.7% of the total new U.S. Class 4-7 commercial vehicle market. ACT Research forecasts U.S. retail sales for new Class 4 through 7 commercial vehicles to be approximately 207,575 units in 2026, a decrease of 4.5% compared to 2025. The Company sold 217 Class 5-7 commercial vehicles in Canada during the second quarter of 2026, accounting for 5.1% of the new Canadian Class 5-7 commercial vehicle market.

“Our medium-duty business continued to improve during the second quarter, although our year-over-year sales comparison was impacted by the timing of both orders and deliveries to several of our larger fleet customers,” Rush said. “Sales strengthened considerably as the quarter progressed, particularly in June, and our Ready-to-Roll inventory program continues to differentiate us in the marketplace as demand for medium-duty trucks increases. While ACT Research expects the broader medium-duty market to remain challenging in 2026, we believe our growing backlog, anticipated deliveries and available inventory position us well as customer demand continues to improve throughout the remainder of the year,” he noted.

The Company sold 1,788 used commercial vehicles in the second quarter of 2026, an increase of 4.3% compared to the second quarter of 2025. “Used truck demand continued to improve during the second quarter, with activity strengthening as the quarter progressed and June representing our strongest month of the year,” Rush stated. “Improving freight rates and healthier market conditions are supporting customer demand, particularly among buyers seeking a cost-effective alternative to new equipment, and we believe our disciplined approach to used truck inventory and pricing continues to serve us well as market conditions normalize. While financing remains a challenge for some customers, we believe the combination of higher new truck prices and the approaching 2027 federal emissions regulations will continue to make quality used trucks an attractive option. As a result, we expect demand for used trucks to remain healthy throughout the remainder of the year,” he added.

Leasing and Rental

Leasing and Rental revenue in the second quarter of 2026 was $94.8 million, up 1.9% compared to the second quarter of 2025. “Our leasing and rental business delivered another quarter of steady growth, reflecting the continued strength of our full-service leasing operations,” Rush said. “Leasing and rental remains one of the most consistent contributors to our financial performance, and its stable revenue model helps offset some of the cyclicality we experience in new commercial vehicle sales,” he continued.

“Looking ahead, we continue to see healthy demand for our leasing and rental services as fleets replace aging equipment. As new commercial vehicle orders increase across the industry, manufacturers may eventually reach capacity constraints, which historically supports leasing and rental activity,” Rush added. “Combined with improving rental utilization and continued growth in our contract maintenance business, we believe that our leasing and rental business is well positioned to continue to deliver stable growth and make a meaningful contribution to our overall financial performance in the years ahead,” he concluded.

Financial Highlights

In the second quarter of 2026, the Company’s gross revenues totaled $1.900 billion, a 1.6% decrease from $1.931 billion in the second quarter of 2025. Net income for the quarter was $72.8 million, or $0.91 per diluted share, compared to net income of $72.4 million, or $0.90 per diluted share, in the quarter ended June 30, 2025.

Aftermarket products and services revenues were $645.7 million in the second quarter of 2026, compared to $636.3 million in the second quarter of 2025. The Company delivered 3,289 new heavy-duty trucks, 3,382 new medium-duty commercial vehicles, 907 new light-duty commercial vehicles and 1,788 used commercial vehicles during the second quarter of 2026, compared to 3,259 new heavy-duty trucks, 3,803 new medium-duty commercial vehicles, 703 new light-duty commercial vehicles and 1,715 used commercial vehicles during the second quarter of 2025.

Rush Truck Leasing operates 70 PacLease and Idealease franchises across the United States and Ontario, Canada with more than 10,000 trucks in its lease and rental fleet and more than 2,200 trucks under contract maintenance agreements. Lease and rental revenue increased 1.9% in the second quarter of 2026 compared to the second quarter of 2025.

During the second quarter of 2026, the Company repurchased $5.5 million of its common stock pursuant to its stock repurchase plan and has repurchased a total of $5.5 million of the $150.0 million authorized by the Company’s Board of Directors. In addition, the Company paid a cash dividend of $14.8 million during the second quarter.

“We are proud of our ability to generate solid earnings and return value to our shareholders, while maintaining a strong cash position and balance sheet despite difficult industry conditions over the past few years. Further, we believe our continued focus on operational excellence and growth opportunities has helped us improve our quality of earnings and invest in our future,” Rush said. “Our second quarter results reflect the strength of Rush Enterprises' diversified business model and our team's disciplined execution during a period when commercial vehicle market conditions began to improve,” Rush said. “We remain committed to creating long-term value for our shareholders through disciplined capital allocation, including strategic investments in our business, returning capital through dividends and share repurchases, and maintaining a strong balance sheet,” he added.

“Finally, I want to thank our employees for their unwavering commitment to our customers and to one another. Their professionalism, dedication and focus on operational excellence continue to distinguish Rush Enterprises throughout the industry. On behalf of our Board of Directors and leadership team, I sincerely appreciate their hard work and the important role they play in delivering value for our customers, shareholders and the communities we serve,” Rush concluded.

Conference Call Information

Rush Enterprises will host its quarterly conference call to discuss earnings for the second quarter of 2026 on July 29, 2026, at 10 a.m. Eastern/9 a.m. Central. The call can be heard live via the Internet at: http://investor.rushenterprises.com/events.cfm

Participants may register for the call at:

https://register-conf.media-server.com/register/BI030c1199c7fb4699a4181094d3a3be52

While not required, it is recommended that you join the event 10 minutes prior to the start.

For those who cannot listen to the live broadcast, the webcast replay will be available at:

http://investor.rushenterprises.com/events.cfm.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America, with more than 160 locations in 24 states and Ontario, Canada. These vehicle centers, strategically located in high-traffic areas on or near major highways throughout the United States and Ontario, Canada, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs – from sales of new and used vehicles to aftermarket parts, service and body shop operations plus financing, insurance, and leasing and rental solutions. Rush Enterprises' operations also provide CNG fuel systems (through its investment in Cummins Clean Fuel Technologies, Inc.), telematics products and other vehicle technologies, as well as vehicle modification and up-fitting, chrome accessories and tires. For more information, please visit us at www.rushtruckcenters.com and www.rushenterprises.com, on X @rushtruckcenter, Facebook.com/rushtruckcenters and www.linkedin.com/company/rushenterprises-inc.

Certain statements contained in this release, including those concerning current and projected market conditions, sales forecasts, market share forecast and anticipated demand for the Company’s services, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, inflation and the interest rate environment, increased fuel prices as a result of the conflict in Iran, governmental regulation and supervision, including engine emission regulations, U.S. and global trade policies, product introductions and acceptance, changes in industry practices, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission, including in our annual report on Form 10-K for the fiscal year ended December 31, 2025. In addition, the declaration and payment of cash dividends and authorization of future share repurchase programs remains at the sole discretion of the Company’s Board of Directors and the issuance of future dividends and authorization of future share repurchase programs will depend upon the Company’s financial results, cash requirements, future prospects, applicable law and other factors that may be deemed relevant by the Company’s Board of Directors. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual business and financial results and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

-Tables and Additional Information to Follow-

RUSH ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Shares and Per Share Amounts)

(Unaudited)

	June 30,	December 31,
	2026	2025

Assets
Current assets:
Cash, cash equivalents and restricted cash	$264,937	$212,645
Accounts receivable, net	304,665	277,784
Note receivable, affiliate	8,031	11,576
Inventories, net	1,687,607	1,534,471
Prepaid expenses and other	27,995	54,662
Total current assets	2,293,235	2,091,138
Property and equipment, net	1,690,261	1,694,738
Operating lease right-of-use assets, net	125,180	124,130
Goodwill, net	468,959	441,615
Other assets, net	81,894	78,915
Total assets	$4,659,529	$4,430,536

Liabilities and shareholders’ equity
Current liabilities:
Floor plan notes payable	$961,057	$917,955
Current maturities of long-term debt	1,736	127
Current maturities of finance lease obligations	29,180	34,519
Current maturities of operating lease obligations	21,036	19,285
Trade accounts payable	299,119	230,763
Customer deposits	108,074	112,149
Accrued expenses	159,299	177,292
Total current liabilities	1,579,501	1,492,090
Long-term debt, net of current maturities	280,979	274,798
Finance lease obligations, net of current maturities	84,027	88,149
Operating lease obligations, net of current maturities	107,135	107,698
Other long-term liabilities	40,046	34,225
Deferred income taxes, net	213,354	207,733
Shareholders’ equity:
Preferred stock, par value $.01 per share; 1,000,000 shares authorized; 0 shares outstanding in 2026 and 2025	–	–
Common stock, par value $.01 per share; 105,000,000 Class A shares and 35,000,000 Class B shares authorized; 61,036,423 Class A shares and 16,677,344 Class B shares outstanding in 2026; and 60,115,093 Class A shares and 16,437,909 Class B shares outstanding in 2025	847	835
Additional paid-in capital	667,442	634,266
Treasury stock, at cost: 4,627,954 Class A shares and 2,390,029 Class B shares in 2026; and 4,586,791 Class A shares and 2,352,163 Class B shares in 2025	(336,548)	(331,150)
Retained earnings	2,008,525	1,904,091
Accumulated other comprehensive income (loss)	(8,878)	(4,813)
Total Rush Enterprises, Inc. shareholders’ equity	2,331,388	2,203,229
Noncontrolling interest	23,099	22,614
Total shareholders’ equity	2,354,487	2,225,843
Total liabilities and shareholders’ equity	$4,659,529	$4,430,536

RUSH ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues
New and used commercial vehicle sales	$1,148,992	$1,191,504	$2,104,135	$2,322,274
Aftermarket products and services sales	645,659	636,258	1,272,853	1,255,326
Lease and rental sales	94,847	93,124	187,124	183,377
Finance and insurance	6,364	5,552	11,975	10,764
Other	3,817	4,269	7,777	9,796
Total revenue	1,899,679	1,930,707	3,583,864	3,781,537
Cost of products sold
New and used commercial vehicle sales	1,056,096	1,087,644	1,930,000	2,118,177
Aftermarket products and services sales	414,116	397,011	813,906	794,754
Lease and rental sales	67,798	66,381	134,489	131,175
Total cost of products sold	1,538,010	1,551,036	2,878,395	3,044,106
Gross profit	361,669	379,671	705,469	737,431
Selling, general and administrative expense	245,474	251,981	488,104	500,784
Depreciation and amortization expense	19,068	17,611	37,786	34,867
Gain (loss) on sale of assets	59	127	(186)	295
Operating income	97,186	110,206	179,393	202,075
Other income (loss), net	(526)	(372)	(990)	(812)
Interest expense, net	4,383	12,726	10,737	25,589
Income before taxes	92,277	97,108	167,666	175,674
Income tax provision	19,257	24,119	32,966	42,068
Net income	73,020	72,989	134,700	133,606
Less: Net income attributable to noncontrolling Interest	259	551	486	846
Net income attributable to Rush Enterprises, Inc.	$72,761	$72,438	$134,214	$132,760

Net income attributable to Rush Enterprises, Inc. per share of common stock:
Basic	$0.93	$0.93	$1.73	$1.68
Diluted	$0.91	$0.90	$1.68	$1.63

Weighted average shares outstanding:
Basic	77,963	78,300	77,637	78,975
Diluted	80,215	80,487	80,045	81,445

Dividends declared per common share	$0.19	$0.18	$0.38	$0.36

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as Adjusted Net Income, Adjusted Total Debt, Adjusted Net (cash) Debt, EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and Adjusted Invested Capital, which exclude certain items disclosed in the attached financial tables. Please note that all non-GAAP financial measures are provided on an unaudited basis. The Company provides reconciliations of these measures to the most directly comparable GAAP measures.

Management believes the presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current and past periods. Management believes that investors should have the same information available to them that management uses to assess the Company’s operating performance and capital structure. These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to similarly titled non-GAAP financial measures used by other companies.

	Three Months Ended
Commercial Vehicle Sales Revenue (in thousands)	June 30, 2026	June 30, 2025
New heavy-duty vehicles	$623,501	$632,213
New medium-duty vehicles (including bus sales revenue)	374,206	413,662
New light-duty vehicles	49,431	42,573
Used vehicles	99,134	94,993
Other vehicles	2,720	8,063

Absorption Ratio	130.8%	135.5%

Absorption Ratio

Management uses several performance metrics to evaluate the performance of its commercial vehicle dealerships and considers Rush Truck Centers’ “absorption ratio” to be of critical importance. Absorption ratio is calculated by dividing the gross profit from the parts, service and collision center departments by the overhead expenses of all of a dealership’s departments, except for the selling expenses of the new and used commercial vehicle departments and carrying costs of new and used commercial vehicle inventory. When 100% absorption is achieved, then gross profit from the sale of a commercial vehicle, after sales commissions and inventory carrying costs, directly impacts operating profit.

Debt Analysis (in thousands)	June 30, 2026	June 30, 2025
Floor plan notes payable	$961,057	$1,088,779
Current maturities of long-term debt	1,736	128
Current maturities of finance lease obligations	29,180	36,332
Long-term debt, net of current maturities	280,979	412,845
Finance lease obligations, net of current maturities	84,027	87,045
Total Debt (GAAP)	1,356,979	1,625,129
Adjustments:
Debt related to lease & rental fleet	(392,590)	(532,853)
Floor plan notes payable	(961,057)	(1,088,779)
Adjusted Total Debt (Non-GAAP)	3,332	3,497
Adjustment:
Cash and cash equivalents	(264,937)	(211,106)
Adjusted Net Debt (Cash) (Non-GAAP)	$(261,605)	$(207,609)

Management uses “Adjusted Total Debt” to reflect the Company’s estimated financial obligations less debt related to lease and rental fleet (L&RFD) and floor plan notes payable (FPNP), and “Adjusted Net (Cash) Debt” to present the amount of Adjusted Total Debt net of cash and cash equivalents on the Company’s balance sheet. The FPNP is used to finance the Company’s new and used inventory, with its principal balance changing daily as vehicles are purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring vehicles financed as collateral through a banking institution or the vendor’s financing arm and is required to be repaid as the collateral is sold. The Company has the capacity to finance all of its new and used inventory under its lines of credit established for these purposes but may choose to only partially finance them depending on business conditions and its management of cash and interest expense. The Company’s lease and rental fleet inventory are either: (i) leased to customers under long-term lease arrangements; or (ii) to a lesser extent, dedicated to the Company’s rental business. In both cases, the lease and rental payments received fully cover the capital costs of the lease and rental fleet (i.e., the interest expense on the borrowings used to acquire the vehicles and the depreciation expense associated with the vehicles), plus a profit margin for the Company. The Company believes that excluding the FPNP and L&RFD from the Company’s total debt for this purpose provides management with supplemental information regarding the Company’s capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. “Adjusted Total Debt” and “Adjusted Net (Cash) Debt” are both non-GAAP financial measures and should be considered in addition to, and not as a substitute for, the Company’s debt obligations, as reported in the Company’s consolidated balance sheet in accordance with U.S. GAAP. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.

	Twelve Months Ended
EBITDA (in thousands)	June 30, 2026	June 30, 2025
Net Income attributable to Rush Enterprises, Inc. (GAAP)	$265,230	$286,644
Provision for income taxes	70,726	87,310
Interest expense	31,383	59,010
Depreciation and amortization	74,055	71,174
(Gain) loss on sale of assets	69	(1,002)
EBITDA (Non-GAAP)	441,463	503,136
Adjustment:
Less Interest expense associated with FPNP and L&RFD	(36,441)	(60,396)
Adjusted EBITDA (Non-GAAP)	$405,022	$442,740

The Company presents EBITDA and Adjusted EBITDA, for the twelve months ended for each period presented, as additional information about its operating results. The presentation of Adjusted EBITDA that excludes the addition of interest expense associated with FPNP and the L&RFD to EBITDA is consistent with management’s presentation of Adjusted Total Debt, in each case reflecting management’s view of interest expense associated with the FPNP and L&RFD as an operating expense of the Company, and provides management with supplemental information regarding operating results and assists investors in performing analysis that is consistent with financial models developed by management and research analysts. “EBITDA” and “Adjusted EBITDA” are both non-GAAP financial measures and should be considered in addition to, and not as a substitute for, net income of the Company, as reported in the Company’s consolidated statements of income in accordance with U.S. GAAP. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.

	Twelve Months Ended
Free Cash Flow (in thousands)	June 30, 2026	June 30, 2025
Net cash provided by operations (GAAP)	$674,625	$885,188
Acquisition of property and equipment	(325,887)	(482,801)
Free cash flow (Non-GAAP)	348,738	402,387
Adjustments:
Draws on floor plan financing, net	38,928	(154,716)
Cash used for L&RF purchases	255,164	385,624
Non-maintenance capital expenditures	33,990	31,361
Adjusted Free Cash Flow (Non-GAAP)	$676,820	$664,657

“Free Cash Flow” and “Adjusted Free Cash Flow” are key financial measures of the Company’s ability to generate cash from operating its business. Free Cash Flow is calculated by subtracting the acquisition of property and equipment included in the Cash flows from investing activities from Net cash provided by operating activities. For purposes of deriving Adjusted Free Cash Flow from the Company’s operating cash flow, Company management makes the following adjustments: (i) adds back draws (or subtracts payments) on the floor plan financing that are included in Cash flows from financing activities, as their purpose is to finance the vehicle inventory that is included in Cash flows from operating activities; (ii) adds back proceeds from notes payable related specifically to the financing of the lease and rental fleet that are reflected in Cash flows from financing activities; (iii) subtracts draws on floor plan financing, net and proceeds from L&RFD related to business acquisition assets that are included in Cash flows from investing activities; (iv) subtracts scheduled principal payments on fixed rate notes payable related specifically to the financing of the lease and rental fleet that are included in Cash flows from financing activities; (v) subtracts lease and rental fleet purchases that are included in acquisition of property and equipment and not financed under the lines of credit for cash and interest expense management purposes; and (vi) adds back non-maintenance capital expenditures that are for growth and expansion (i.e. building of new dealership facilities) that are not considered necessary to maintain the current level of cash generated by the business. “Free Cash Flow” and “Adjusted Free Cash Flow” are both presented so that investors have the same financial data that management uses in evaluating the Company’s cash flows from operating activities. “Free Cash Flow” and “Adjusted Free Cash Flow” are both non-GAAP financial measures and should be considered in addition to, and not as a substitute for, net cash provided by (used in) operations of the Company, as reported in the Company’s consolidated statement of cash flows in accordance with U.S. GAAP. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.

Invested Capital (in thousands)	June 30, 2026	June 30, 2025
Total Rush Enterprises, Inc. shareholders’ equity (GAAP)	$2,331,388	$2,153,831
Adjusted net debt (cash) (Non-GAAP)	(261,605)	(207,609)
Adjusted Invested Capital (Non-GAAP)	$2,069,783	$1,946,222

“Adjusted Invested Capital” is a key financial measure used by the Company to calculate its return on invested capital. For purposes of this analysis, management excludes L&RFD, FPNP, and cash and cash equivalents, for the reasons provided in the debt analysis above and uses Adjusted Net Debt in the calculation. The Company believes this approach provides management with a more accurate picture of the Company’s leverage profile and capital structure and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. “Adjusted Net (Cash) Debt” and “Adjusted Invested Capital” are both non-GAAP financial measures. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.